SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Date of Report (earliest event reported): February 28, 2006

NEWTEK BUSINESS SERVICES, INC.
(Exact name of small business issuer as specified in its charter)

New York	001-16123	11-3504638
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation or organization)	number)	Identification No.)

462 Seventh Avenue, 14th floor, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: (212) 356-9500

              Newtek Capital, Inc.
 (Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Newtek Business Services, Inc. and its subsidiary, Newtek Small Business Finance, Inc., today announced that the First Amendment to their $75 million revolving loan agreement with GE Commercial Finance has become effective based on receipt of final clearance from the US Small Business Administration. A copy of the amendment is attached as Exhibit 99.1.

In addition, Newtek Business Services, Inc. announced that its Board of Directors had adopted a stock buy-back program authorizing management to enter the market to re-purchase up to 1,000,000 of the Company’s common shares; the use and impact of the program will be reviewed at the next quarterly meeting of the Board.

ITEM 9.01 Financial Statements and Exhibits

Exhibit 99.1
First Amendment and Waiver to Credit Agreement, dated as of February 28, 2006, to the Credit Agreement dated August 31, 2005, by and among Newtek Small Business Finance, Inc., the other Credit Parties signatory thereto and General Electric Capital Corporation

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: March 2, 2006	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer, and Secretary